As filed with the Securities and Exchange Commission on June 21, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INERGY HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	5990 (Primary Standard Industrial Classification Code Number)	43-1792470 (IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Laura L. Ozenberger

Two Brush Creek Boulevard, Suite 200

Kansas City, Missouri 64112

(816) 842-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: After the effective date of this registration statement as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    Registration No. 333-122466.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Units representing limited partner interests	$5,865,000	$691

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relates to the registrant’s prior registration statement (File No. 333-122466) and is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with respect to the proposed offering of up to 3,910,000 common units representing limited partner interests of the registrant. The contents of the Registration Statement on Form S-1 (File No. 333-122466) filed by the registrant with the Securities and Exchange Commission (the “Commission”) on February 2, 2005, as amended by Amendment No. 1 filed with the Commission on March 14, 2005, Amendment No. 2 filed with the Commission on April 11, 2005, Amendment No. 3 filed with the Commission on April 29, 2005, Amendment No. 4 filed with the Commission on June 2, 2005 and Amendment No. 5 filed with the Commission on June 13, 2005, including, in each case, the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

SIGNATURES

Signatures of Inergy Holdings, L.P.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 21st day of June, 2005.

INERGY HOLDINGS, L.P.

By: Inergy Holdings GP, LLC,
its general partner

By:	/S/ R. BROOKS SHERMAN
R. Brooks Sherman Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 21st day of June, 2005.

Signature	Title

* John J. Sherman	President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ R. BROOKS SHERMAN R. Brooks Sherman	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Warren H. Gfeller	Director

* Arthur B. Krause	Director

*By:	/S/ R. BROOKS SHERMAN
R. Brooks Sherman Attorney in Fact

INDEX TO EXHIBITS

Exhibits

5.1	— Opinion of Vinson & Elkins L.L.P.

23.1	— Consent of Ernst & Young LLP

23.2	— Consent of KPMG LLP

23.3	— Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)